[Letterhead of PricewaterhouseCoopers LLP]

                                                      PricewaterhouseCoopers LLP
                                                      1670 Broadway, Suite 1000
                                                      Denver, CO 80202
                                                      Telephone (720) 931 7000
                                                      Facsimile (720) 931 7100

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.2 to Form S-3 of our report dated March 26, 2003 relating to the financial statements of Newmont Mining Corporation, which appears in Newmont Mining Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

April 22, 2003